UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A/A

Amendment No. 1 to

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

4Kids Entertainment, Inc.

(Exact name of registrant as specified in its charter)

New York	13-2691380
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1414 Avenue of the Americas, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: N/A____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

AMENDMENT NO. 1 TO FORM 8-A

4Kids Entertainment, Inc. (the “Company”) hereby amends the following items, exhibits or other portions of the Company’s Form 8-A originally filed on August 27, 2007, as set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

On June 23, 2008, the Company entered into the First Amendment to Rights Agreement (the “First Amendment”) with Continental Stock Transfer & Trust Co., as Rights Agent (the “Rights Agent”) which amended the Rights Agreement (the “Rights Agreement”), dated as of August 15, 2007, between the Company and the Rights Agent to change the ownership threshold above which a person would be considered an “Acquiring Person” thereunder, subject to certain exceptions, from 15% to 20%.

A copy of the First Amendment is being filed with the Securities and Exchange Commission as an Exhibit hereto. A copy of the First Amendment is available free of charge from the Company. This summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is incorporated herein by reference.

Item 2.	Exhibits.

Item 2 is hereby amended by adding the following exhibit:

4.1	First Amendment to Rights Agreement, dated as of June 23, 2008, between 4Kids Entertainment, Inc. and Continental Stock Transfer & Trust Co., as Rights Agent.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 23, 2008	4KIDS ENTERTAINMENT, INC.
By	/s/ Bruce R. Foster

Name: Bruce R. Foster

Title: Executive Vice President, Chief Financial Officer

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